Exhibit 99.2

WALGREENS AND ALLIANCE BOOTS FORM STRATEGIC PARTNERSHIP TO CREATE THE FIRST GLOBAL PHARMACY-LED, HEALTH AND WELLBEING ENTERPRISE

- Together Walgreens and Alliance Boots are uniquely positioned to anticipate the rapidly changing global health and wellbeing marketplace to the benefit of customers, employees and business partners -

- Walgreens to initially invest $6.7 billion in cash and stock to acquire a 45% equity interest in Alliance

Boots, with the option to proceed to a full combination -

- Transaction expected to be substantially accretive to Walgreens net earnings per diluted share in Year One, with a compelling return on investment -

DEERFIELD, IL – June 19, 2012 – Walgreen Co. (NYSE: WAG) (NASDAQ: WAG), the largest drug store chain in the U.S., and Alliance Boots GmbH, the leading international pharmacy-led health and beauty group, today announce that they have entered into a strategic transaction designed to bring together the strengths and expertise of both companies to create the first global pharmacy-led, health and wellbeing enterprise.

This transaction will bring together two great companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted healthcare services, through pharmaceutical wholesaling and community pharmacy care, dating back over 100 years. Walgreens and Alliance Boots are the largest retail pharmacy, health and daily living destinations in the U.S. and Europe, respectively, and together they would be:

•	the global leader in pharmacy-led, health and wellbeing retail with over 11,000* stores in 12* countries

•

the largest global pharmaceutical wholesale and distribution network with over 370* distribution centers delivering to more than 170,000* pharmacies, doctors, health centers and hospitals in 21* countries

•	the world’s largest purchaser of prescription drugs and many other health and wellbeing products

Together Walgreens and Alliance Boots would have:

•	unmatched supply chain and procurement expertise, offering customers innovative solutions and optimal efficiencies

•

an unparalleled portfolio of retail and business brands (Walgreens, Duane Reade, Boots and Alliance Healthcare), as well as increasingly global health and beauty product brands (No7, Botanics and Boots Laboratories)

•	diversified and robust profit pools across the U.S., Europe and key emerging markets

•	a unique platform for growth in developed and emerging markets

Walgreens will invest approximately $6.7 billion in cash and stock (comprised of $4.0 billion in cash and 83.4 million shares) in exchange for a 45% equity ownership stake in Alliance Boots. Walgreens will have the option to proceed to a full combination by acquiring the remaining 55%

of Alliance Boots in approximately three years’ time. At the current Walgreens share price and at a $1.55=£1 exchange rate, the second step of the transaction would be valued at approximately $9.5 billion in cash and stock, plus the assumption of Alliance Boots then-outstanding debt. Completion of the initial investment, which is subject to various regulatory approvals, is expected to take place by September 1, 2012.

The Boards of Directors of Walgreens and Alliance Boots have unanimously approved the transaction. Upon the completion of Walgreens initial investment in Alliance Boots, Gregory Wasson, President and Chief Executive Officer of Walgreens, Wade Miquelon, Executive Vice President and Chief Financial Officer, Thomas Sabatino, Executive Vice President and General Counsel, and Robert Zimmerman, Senior Vice President and Chief Strategy Officer, will join the Alliance Boots Board of Directors. In addition, Stefano Pessina, Executive Chairman of Alliance Boots, and Dominic Murphy, Director and Member of KKR & Co. L.P., will join the Walgreens Board of Directors. Alliance Santé Participations S.A., of which Stefano Pessina is a director and whose ultimate ownership is a family trust, will hold a significant stake in Walgreens, which it intends to hold for the long term. KKR, through its funds, will also be an important shareholder of Walgreens.

The transaction is expected to be accretive to Walgreens net earnings per diluted share in the first year following completion of the initial step of the transaction, by approximately $0.23 to $0.27, excluding one-time transaction costs. Walgreens expects combined synergies across both companies to be between $100 million and $150 million in the first year and $1 billion by the end of 2016. The most significant short-term and long-term opportunities are:

•	procurement synergies, including prescription drug, OTC, front-of-store purchasing and indirect spend; and

•

revenue synergies, as a result of introducing Alliance Boots product brands to Walgreens and Duane Reade stores and sharing of best practices, particularly in pharmacy operations, health and wellness services and logistics.

The transaction has been structured to allow synergies to be realized by the respective management teams working closely together on key projects, while progressing to full integration in approximately three years’ time. Walgreens and Alliance Boots believe that this transaction structure maximizes the potential for value creation, while minimizing the initial business disruption and allowing time for thoughtful integration planning.

Gregory Wasson, President and CEO of Walgreens, said, “At Walgreens, our mission is to be America’s first choice for health and daily living – helping our customers to live well, stay well and get well. Today’s announcement represents an exciting opportunity to accelerate our five core strategies and advance that mission – in the U.S. and now internationally. We are bringing together the strengths and expertise of each company to create a worldwide healthcare platform for the future that can provide innovative ways to address global health and wellness challenges.

“We are looking forward to working with Alliance Boots to leverage our combined strengths and provide an even broader range of innovative, cost-effective products and services to patients and customers across the healthcare landscape. Together we will be ideally positioned to expand our customer offerings in our existing markets and become the health and wellbeing partner of choice in emerging markets.”

Stefano Pessina, Executive Chairman of Alliance Boots, commented, “This strategic transaction represents a further vital step in achieving our vision of becoming a global healthcare leader. We believe that it will bring clear benefits to all stakeholders, creating significant and sustainable industrial value through synergies and the deployment of our joint expertise. The fit is natural, Walgreens consumer profile in the U.S. is similar to Boots in the UK in many ways: a trusted and much-loved pharmacy brand with a strong heritage. Our pharmaceutical wholesale businesses will provide their logistics know-how to Walgreens and are well placed to be one of the growth engines of the new enterprise.

“Today’s announcement is testimony to the great track record and accomplishments of the Alliance Healthcare and Boots teams that have delivered strong growth since the creation of Alliance Boots six years ago and its subsequent privatization. I strongly believe that this transaction offers further significant growth opportunities and marks a very positive milestone for the healthcare industry as a whole.”

With the exercise of the option by Walgreens to proceed to a full combination, the new combined company will be a true world leader in its field, with the combined scale, expertise and financial strength to grow rapidly in existing markets and fast growing emerging markets across the globe, within existing business lines and in new segments. These growth opportunities are expected to be key drivers of long-term shareholder value.

The pharmacy-led retail and wholesale businesses of both companies will continue to operate under their well-known and trusted brand names. Upon completion of the second step of the transaction, the name of the new combined entity will reflect the strong heritage of both companies.

Given the complementary geographic footprints of Walgreens and Alliance Boots, there are no plans for job reductions at either company as a result of the transaction. Walgreens will maintain its existing headquarters in Deerfield, Illinois; and Alliance Boots remains committed to its current support offices across Europe, including in the UK, as well as keeping the Boots operational hub in Nottingham, England.

Transaction Structure

Under the terms of the agreement announced today, Walgreens will pay a total of $6.7 billion to acquire a 45% equity interest in Alliance Boots. This payment will consist of $4.0 billion in cash and 83.4 million shares of Walgreens common stock. This is equivalent to $2.7 billion, at the Walgreens closing share price of $31.96 on June 18, 2012. The owners of Alliance Boots will enter into lock-up agreements of varying lengths with respect to the Walgreens shares they will acquire in the transaction. Walgreens expects to complete its initial investment in Alliance Boots by September 1, 2012, at which time it will account for its interest in Alliance Boots using the equity method of accounting.

During the six-month period beginning two and a half years after the initial closing, Walgreens has the option, but not the obligation, to elect to proceed to a full combination and acquire the remaining 55% equity interest in Alliance Boots. In conjunction with such an election, Walgreens would seek shareholder approval of the transaction in accordance with stock exchange rules. If the option is exercised, Walgreens will pay £3.1 billion (equivalent to $4.9 billion**) in cash and issue 144.3 million shares for the remaining equity of Alliance Boots, subject to the price of Walgreens shares of common stock at that point not being below $31.18 per share. If the price is below this level, the difference in value will be made up by a cash payment or the issuance of additional shares of common stock at Walgreens election. In the event that Walgreens does not exercise its option, under certain circumstances, its ownership of Alliance Boots will reduce from 45% to 42% in exchange for nominal consideration to Walgreens.

Walgreens initial investment and option excludes the Alliance Boots minority interest in Galenica, the Swiss healthcare group. The Alliance Boots investment in Galenica will continue to be owned by Alliance Boots and its existing shareholders for the benefit of those shareholders.

Conditions

The closing of Walgreens initial investment in Alliance Boots is subject to the satisfaction or waiver of certain conditions including notification and clearance by antitrust authorities in the U.S. and Germany. No approval by the shareholders of Walgreens is required to complete the initial investment.

Financing

Walgreens plans to finance the cash payment deliverable at the initial closing through existing cash and new borrowings. Commitments for a $3.5 billion bridge facility have been received from Goldman, Sachs & Co. and Bank of America Merrill Lynch and are subject to customary conditions. Based on the anticipated closing, Walgreens currently expects to finance the initial investment using this bridge facility and to subsequently replace that facility with permanent financing.

Advisors

Walgreens financial advisors are Goldman, Sachs & Co. and Lazard, and its legal advisors are Wachtell, Lipton, Rosen & Katz and Allen & Overy. Alliance Boots financial advisor is Centerview Partners and its legal advisors are Darrois Villey Maillot Brochier and Simpson Thacher & Bartlett LLP.

Conference Call / Webcast

Walgreens will hold a conference call to discuss today’s announcement beginning at 8:00 a.m. Eastern time today, June 19. The conference call will be simulcast through Walgreens investor relations website at: http://investor.walgreens.com.

A replay of the conference call will be archived on the website for 12 months after the call. A podcast will be available on the investor relations website.

The replay also will be available from 11:00 a.m. Eastern time, June 19, 2012 through June 26, 2012 by calling 855-859-2056 within the U.S. and Canada, or +1 404-537-3406 outside the U.S. and Canada, using replay code 92759086.

Transaction website

For further information and to view video material concerning this announcement, please visit the microsite at www.globalhealthandwellbeing.com.

Additional Information

Walgreens intends to promptly file with the Securities and Exchange Commission a current report on Form 8-K, which will include the Purchase and Option Agreement and related documents. You should refer to the Form 8-K when it is available for more detailed information regarding this strategic transaction between Walgreens and Alliance Boots and related matters.

About Walgreens

As the nation's largest drugstore chain with fiscal 2011 sales of $72 billion, Walgreens (www.walgreens.com) vision is to become America’s first choice for health and daily living. Each day, Walgreens provides nearly 6 million customers the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice in communities across America. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with respiratory services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 7,890 drugstores in all 50 states, the District of Columbia and Puerto Rico. Take Care Health Systems is a Walgreens subsidiary that is the largest and most comprehensive manager of worksite health and wellness centers and in-store convenient care clinics, with more than 700 locations throughout the country.

About Alliance Boots

Alliance Boots is a leading international, pharmacy-led health and beauty group delivering a range of products and services to customers. For the financial year ended 31 March 2012, Alliance Boots reported revenue of £23.0 billion ($35.7 billion**), (£25.4 billion ($39.4 billion**) including share of associates and joint ventures), and EBITDA of £1,443 million ($2,237 million**), (£1,568 million ($ 2,430 million**) including share of associates and joint ventures).

Working in close partnership with manufacturers and pharmacists, Alliance Boots is committed to improving health in the local communities it serves and helping its customers and patients to look and feel their best. Alliance Boots focus is on growing its two core businesses: pharmacy-led health and beauty retailing and pharmaceutical wholesaling and distribution.

Alliance Boots has a presence in more than 25* countries and employs over 116,000* people. Alliance Boots has pharmacy-led health and beauty retail businesses in 11* countries and operates more than 3,330* health and beauty retail stores, of which just over 3,200* have a pharmacy. In addition, Alliance Boots has around 625* optical practices, of which around 185* operate on a franchise basis. Its pharmaceutical wholesale businesses supply medicines, other healthcare products and related services to more than 170,000* pharmacies, doctors, health centers and hospitals from over 370* distribution centers in 21* countries.

*	Figures include Alliance Boots associates and joint ventures (including Galenica).
**	At a $1.55=£1 exchange rate.

Contacts

Investor Relations (Walgreens):

Rick Hans / Lisa Meers

+1 847 315 2385 / +1 847 315 2361

Investor Relations (Alliance Boots):

Brunswick Group

+44 (0)20 7404 5959

Investor.relations@allianceboots.com

Media Relations (Walgreens):

Michael Polzin, Walgreens

+1 847 372 3502

Steve Lipin / Gemma Hart, Brunswick Group

+1 212 333 3810

Media Relations (Alliance Boots):

Yves Romestan / Laura Vergani / Katie Johnson, Alliance Boots

+44 (0)207 980 8585

Justine McIlroy / Tim Danaher, Brunswick Group

+44 (0)20 7404 5959

Walgreens Cautionary Note Regarding Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy”, “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” ”possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including: the ability to satisfy the closing conditions and consummate the proposed transactions on a timely basis or at all, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase and Option Agreement or the financing commitment letter, Walgreens ability to consummate the financing arrangements contemplated by the financing commitment letter, Walgreens ability to subsequently arrange for and consummate permanent financing on acceptable terms, risks that the proposed transactions disrupt plans and operations of either Walgreens or Alliance Boots, the ability to realize anticipated synergies, the ability to achieve anticipated financial results, the amount of costs, fees, expenses and charges incurred by Walgreens or Alliance Boots related to the transaction, the risks associated with international business operations, the risks associated with Walgreens lack of majority control over the Alliance Boots business, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised, changes in vendor, payer and customer relationships and terms, and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.